On June 1, 1998, the Board of Directors of Registrant  engaged Deloitte
& Touche LLP ("Principal Accountant") as Registrant's new independent auditors to audit Registrant's financial statements beginning with the year ended September 26, 1998. Registrant had not, prior to such engagement, consulted the Principal Accountant regarding any financial statement matters, or otherwise, of Registrant.

         Registrant has provided the Principal Accountant with a copy of the disclosures being reported in this report on Form 8-K prior to its filing with the commission. The Principal Accountant had no additional information or comments to address to the Commission in response to this item.